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                                                                   EXHIBIT 10.18


                               WILLIAM LYON HOMES
                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (the "AGREEMENT") is made and entered into as of the date set forth on Exhibit A hereto by and between WILLIAM LYON HOMES, a Delaware corporation (the "COMPANY"), and the individual set forth on Exhibit A hereto (the "OPTIONEE").

         A. Pursuant to the William Lyon Homes 2000 Stock Incentive Plan (the "PLAN"), the Administrator has determined that it is to the advantage and best interest of the Company to grant to Optionee this option (the "OPTION") to purchase the number of shares of the Common Stock of the Company (the "SHARES") set forth on Exhibit A hereto, at the exercise price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference.

         B. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Optionee and the Company hereby agree as follows:

1. Grant and Terms of Stock Option.

         1.1 Grant of Option. The Company hereby grants to the Optionee the right and option to purchase, subject to the terms and conditions set forth in the Plan and this Agreement, all or any part of the number of shares of the Common Stock of the Company set forth on Exhibit A hereto at the purchase price per share equal to the exercise price per Share set forth on Exhibit A.

         1.2 Vesting and Exercisability. Subject to the provisions of the Plan and the other provisions of this Agreement, this Option shall vest and become exercisable with respect to 33.4% of the Shares subject to this Option on the initial vesting date set forth on Exhibit A hereto (the "INITIAL VESTING DATE"). Thereafter, on each subsequent anniversary of the Initial Vesting Date, this Option shall become vested and exercisable with respect to an additional 33.3% of the Shares subject to this Option. In the event of termination of Optionee's Continuous Status as an Employee, Director or Consultant for any reason, with or without Cause, including as a result of death or Disability, this Option shall immediately cease vesting and shall be cancelled to the extent of the number of Shares as to which this Option has not vested as of the date of termination.

         1.3 Term of Option. No portion of this Option may be exercised more than ten years from the date of this Agreement. In the event of termination of Optionee's Continuous Status as an Employee, Director or Consultant, this Option shall be cancelled as to any unvested Shares as provided in Section 1.2, and shall terminate and be cancelled with respect to any vested Shares on the earlier of (i) the expiration of the ten year period set forth in the first sentence of this Section 1.3 or (ii) 30 days after termination of Optionee's

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Continuous Status as an Employee, Director or Consultant (or 6 months in the case of termination as a result of Optionee's Disability or death); provided, however, if Optionee's Continuous Status as an Employee, Director or Consultant is terminated for Cause, this entire Option shall be cancelled and terminated as of the date of such termination and shall no longer be exercisable as to any Shares, whether or not previously vested.

2. Method of Exercise.

         2.1 Delivery of Notice of Exercise. This Option shall be exercisable by written notice in the form attached hereto as Exhibit B which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements with respect to such Shares as may be required by the Company pursuant to the provisions of this Agreement and the Plan. Such written notice shall be signed by Optionee (or by Optionee's beneficiary or other person entitled under the Plan to exercise this Option in the event of Optionee's death) and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall not be deemed exercised until the Company receives such written notice accompanied by the exercise price and any other applicable terms and conditions of this Agreement are satisfied. This Option may not be exercised for a fraction of a Share.

         2.2 Restrictions on Exercise. No Shares will be issued pursuant to the exercise of this Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all Applicable Laws, and all applicable listing requirements of any national securities exchange or other market system on which the Common Stock is then listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be necessary or appropriate, in the judgment of the Administrator, to comply with any Applicable Law.

         2.3 Method of Payment. Payment of the exercise price shall be made in full at the time of exercise in cash or by check payable to the order of the Company, or, subject in each case to the advance approval of the Administrator in its sole discretion, by delivery of shares of Common Stock already owned by Optionee, by delivery of a full recourse promissory note made by Optionee in favor of the Company or by any combination of the foregoing. Shares of Common Stock used to satisfy the exercise price of this Option shall be valued at their Fair Market Value determined on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date). In addition, the Administrator may impose such other conditions in connection with the delivery of shares of Common Stock in satisfaction of the exercise price as it deems appropriate in its sole discretion, including without limitation a requirement that the shares of Common Stock delivered have been held by the Optionee for a specified period of time. Any promissory note delivered pursuant to this Section 2.3 shall have terms and provisions (including, without limitation, those relating to the maturity date, payment schedule and interest rate) as determined by the Administrator in its sole discretion, shall be secured by the Shares acquired and shall comply with all Applicable Laws (including, without limitation, state and federal margin requirements).


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3. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or to a beneficiary designated pursuant to the Plan, and may be exercised during the lifetime of Optionee only by Optionee. Subject to all of the other terms and conditions of this Agreement, following the death of Optionee, this Option may, to the extent it remained unexercised (but vested and exercisable by Optionee in accordance with its terms) on the date of death, be exercised by Optionee's beneficiary or other person entitled under the Plan to exercise this Option in the event of Optionee's death. Notwithstanding the first sentence of this
Section 3, (i) if this Option is a Nonqualified Stock Option, this Option may be assigned pursuant to a qualified domestic relations order as defined by the Code, and exercised by the spouse of the Optionee who obtained such Option pursuant to such qualified domestic relations order, and (ii) this Option may be assigned, in connection with the Optionee's estate plan, in whole or in part, during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more of such immediate family members. Rights under the assigned portion may be exercised by the person or persons who acquire a proprietary interest in such Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Administrator deems appropriate. For purposes of this Section 3, the term "immediate family" means an individual's spouse, children, stepchildren, grandchildren and parents.

         3.1 Optionee's Beneficiary Designation Form. Attached to this Agreement as Exhibit C is a form pursuant to which Optionee may designate a beneficiary, and if such beneficiary predeceases Optionee, a contingent beneficiary. If Optionee is married and designates a beneficiary other than Optionee's spouse, Optionee's spouse must sign the spousal consent form on Exhibit C for such designation to be effective. Any transfer of Options to a beneficiary shall be subject to, and in compliance with, the terms and conditions of this Agreement, the Plan, and all applicable laws.

4. General.

         4.1 Governing Law. This Agreement shall be governed by and construed under the laws of the state of Delaware applicable to Agreements made and to be performed entirely in Delaware, without regard to the conflicts of law provisions of Delaware or any other jurisdiction.

         4.2 Notices. Any notice required or permitted under this Agreement shall be given in writing by express courier or by postage prepaid, United States registered or certified mail, return receipt requested, to the address set forth below or to such other address for a party as that party may designate by 10 days advance written notice to the other parties. Notice shall be effective upon the earlier of receipt or 3 days after the mailing of such notice.

         If to the Company: William Lyon Homes
                            4490 Von Karman Avenue
                            Newport Beach, CA  92660
                            Attention: Wade H. Cable, President and C.O.O.


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         If to Optionee, at the address set forth on Exhibit A hereto.

         4.3 Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Optionee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to this Option and the parties hereto shall act in all matters as if the Optionee was the sole owner of this Option. This appointment is coupled with an interest and is irrevocable.

         4.4 Modifications. This Agreement may be amended, altered or modified only by a writing signed by each of the parties hereto.

         4.5 Additional Documents. Each party agrees to execute any and all further documents and writings, and to perform such other actions, which may be or become reasonably necessary or expedient to be made effective and carry out this Agreement.

         4.6 No Third-Party Benefits. Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

         4.7 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

         4.8 No Assignment. Except as otherwise provided in this Agreement, the Optionee may not assign any of his, her or its rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Agreement, but no such assignment shall release the Company of any obligations pursuant to this Agreement.

         4.9 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

         4.10 Equitable Relief. The Optionee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Optionee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies they may have at law or under this Agreement.

         4.11 Arbitration.

                    4.11.1 General. Any controversy, dispute, or claim between the parties to this Agreement, including any claim arising out of, in connection with, or in relation to the formation, interpretation, performance or breach of this Agreement shall be settled exclusively by arbitration, before a single arbitrator, in accordance with this section 4.11 and the then most applicable rules of the American Arbitration Association. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having


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jurisdiction thereof. Such arbitration shall be administered by the American
Arbitration Association. Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature. Notwithstanding the foregoing, either party may in an appropriate matter apply to a court for provisional relief, including a temporary restraining order or a preliminary injunction, on the ground that the award to which the applicant may be entitled in arbitration may be rendered ineffectual without provisional relief. Unless mutually agreed by the parties otherwise, any arbitration shall take place in the City of Newport Beach, California.

                    4.11.2 Selection of Arbitrator. In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of nine arbitrators drawn by the parties at random from a list of nine persons (which shall be retired judges or corporate or litigation attorneys experienced in stock options and buy-sell agreements) provided by the office of the American Arbitration Association having jurisdiction over Newport Beach, California. If the parties are unable to agree upon an arbitrator from the list so drawn, then the parties shall each strike names alternately from the list, with the first to strike being determined by lot. After each party has used four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

                    4.11.3 Applicability of Arbitration; Remedial Authority. This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or Affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of a dispute subject to this paragraph the parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator. The remedial authority of the arbitrator (which shall include the right to grant injunctive or other equitable relief) shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that he or it would be entitled to summary judgement if the matter had been pursued in court litigation. In the event of a conflict between the applicable rules of the American Arbitration Association and these procedures, the provisions of these procedures shall govern.

                    4.11.4 Fees and Costs. Any filing or administrative fees shall be borne initially by the party requesting arbitration. The Company shall be responsible for the costs and fees of the arbitration, unless the Optionee wishes to contribute (up to 50%) of the costs and fees of the arbitration. Notwithstanding the foregoing, the prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the arbitrator's compensation), expenses, and attorneys' fees.

                    4.11.5 Award Final and Binding. The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties. If any of the provisions of this paragraph, or of this Agreement, are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims,


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shall be resolved by neutral, binding arbitration. If a court should find that the arbitration provisions of this Agreement are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

         4.12 Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

         4.13 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past;
(d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or month mean calendar days, weeks or months.

         4.14 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.15 Complete Agreement. This Agreement and the Plan constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

                            [SIGNATURE PAGE FOLLOWS]


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                            [COMPANY SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth herein above.

                                        WILLIAM LYON HOMES


                                        By:
                                            ------------------------------------
                                            William Lyon,
                                            Chairman and C.E.O.


                                        By:
                                            ------------------------------------
                                            Wade H. Cable,
                                            President and C.O.O.


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